EXHIBIT 3.1.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NEXX SYSTEMS, INC.

Pursuant to Section 242
of the General Corporation Law
of the State of Delaware

NEXX SYSTEMS, INC., a Delaware corporation, hereby certifies as follows:

1.           The name of the corporation is NEXX SYSTEMS, INC. (the “Corporation”).

2.           The Corporation filed its Certificate of Incorporation effective December 31, 2002 upon the filing of a Certificate of Conversion of NEXX Systems, LLC, formed in the State of Delaware on July 10, 2001, to NEXX Systems, Inc.  Thereafter the Certificate of Incorporation was amended on March 24, 2003, May 7, 2004, November 1, 2004, September 20, 2005, November 13, 2006, December 14, 2006, May 31, 2007, June 21, 2007, November 1, 2007 and June 27, 2008, and corrections were filed on May 25, 2004 and February 10, 2010.

3.           At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth amendments to the Certificate of Incorporation of the Corporation and declaring said amendments to be advisable. The stockholders of the Corporation duly approved said proposed amendments by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such action has been provided to those stockholders who did not consent in writing to such action. The resolution setting forth the amendments is as follows:

RESOLVED:  That Article Fourth of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following Article Fourth is inserted in lieu thereof:

ARTICLE FOURTH:

The total number of shares of all classes of stock that the Corporation shall have authority to issue is Two Hundred Nine Million Five Hundred Thirty Four Thousand Nine Hundred and Forty-Two(209,534,942) , consisting of:

(i)           123,974,712  shares of Common Stock, Zero Dollars and One-Tenth of One Cent ($0.001) Par Value per share (the “Common Stock”); and

(ii)           85,560,230 shares of Preferred Stock, Zero Dollars and One-Tenth of One Cent ($0.001) Par Value per share (the “Preferred Stock”), 1,550,000 of which shall be designated as Series A Convertible Preferred Stock, Zero Dollars and One-Tenth of One Cent ($0.001) Par Value per share (the “Series A Convertible Preferred Stock”), 7,810,072 of which shall be designated as Series B Convertible Preferred Stock, Zero Dollars and One-Tenth of One Cent ($0.001) Par Value per share (the “Series B Convertible Preferred Stock”), 8,216,011 of which shall be designated as Series C Convertible Preferred Stock, Zero Dollars and One-Tenth of One Cent ($.001) Par Value per share (the “Series C Convertible Preferred Stock”), and 67,984,147 of which shall be designated as Series D Convertible Preferred Stock, Zero Dollars and One-Tenth of One Cent ($.001) Par Value per share (the “Series D Convertible Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.           COMMON STOCK.

1.           General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.           Voting.  The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

3.           Dividends.  Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock (or Preferred Stock no longer outstanding but for which the right to dividend payments continues).

4.           Liquidation.  Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.           PREFERRED STOCK.  The preferences, privileges and restrictions granted to or imposed upon the Corporation’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, and Series D Convertible Preferred Stock, or the holders thereof, are as follows:

1.           Designation and Amount.  The shares of the Corporation’s Preferred Stock shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred”), “Series B Convertible Preferred Stock” (the “Series B Preferred”), “Series C Convertible Preferred Stock” (the “Series C Preferred”),  and “Series D Convertible Preferred Stock” (the “Series D Preferred”).

 The number of shares constituting the Series A Preferred shall be One Million Five Hundred and Fifty Thousand (1,550,000), the number of shares constituting the Series B Preferred shall be Seven Million Eight Hundred Ten Thousand and Seventy-Two (7,810,072), the number of shares constituting the Series C Preferred shall be Eight Million Tow Hundred Sixteen Thousand Eleven (8,216,011), and the number of shares constituting the Series D Preferred shall be Sixty Seven Million Nine Hundred Eighty Four Thousand One Hundred and Forty-Seven (67,984,147).  The Corporation’s Board of Directors (the “Board of Directors”) is authorized, subject to any limitations prescribed by law and in accordance with this ARTICLE Fourth, to provide for the issuance of additional shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.  The number of shares of each series of Preferred Stock may be increased or decreased by resolution of the Board of Directors, subject to compliance with Section 4 below; provided, however, that no decrease shall reduce the number of shares of a series of Preferred Stock to a number less than the number of shares then outstanding of such series plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation and convertible into such series.  In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

2.           Dividends.

(a)           Dividends on shares of Series A Preferred, Series B Preferred, Series C Preferred,  and Series D Preferred shall be payable if, as and when declared by the Board of Directors, but any dividends, if declared, shall nevertheless be payable upon liquidation of the Corporation as provided in Section 3, or conversion as provided in Section 5.

(b)           No dividend may be declared or paid on any shares of Common Stock during any calendar year unless dividends shall have first been paid or declared and set apart for payment to the holders of the Preferred Stock during that calendar year.  In such event, the holders of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred,  and Series D Preferred shall be entitled to the amount of dividends on the Series A Preferred, Series B Preferred, Series C Preferred,  and Series D Preferred as would be declared payable on the largest number of whole shares of Common Stock into which the shares of Series A Preferred, Series B Preferred, Series C Preferred,  and Series D Preferred held by each holder thereof could then be converted pursuant to the provisions of Section 5 hereof, such number to be determined as of the record date for determination of holders of Common Stock entitled to receive such dividend or, if no such record date is established, as of the date of such dividend.  Such determination of “whole shares” shall be based upon the aggregate number of shares of Series A Preferred, Series B Preferred, Series C Preferred,  and Series D Preferred held by each holder and not upon each share of Series A Preferred, Series B Preferred, Series C Preferred,  and Series D Preferred so held by the holder.  Notwithstanding the foregoing, unless all accrued dividends on the Series A Preferred, Series B Preferred, Series C Preferred,  and Series D Preferred shall have been paid, or declared and a sum sufficient for the payment thereof set apart, no dividend shall be paid or declared, and no distribution shall be made, on any Common Stock.  No dividend may be declared or paid on any shares of any of the Series A Preferred, Series B Preferred, Series C Preferred,  and/or Series D Preferred unless at the same time an equivalent dividend is declared and paid simultaneously on the issued and outstanding shares of each of the Series A Preferred, Series B Preferred, Series C Preferred,  and Series D Preferred.    The right to dividends on shares of the Common Stock and Preferred Stock shall not be cumulative, and no right shall accrue to holders of Common Stock or Preferred Stock by reason of the fact that dividends on said shares are not declared in any period nor shall any undeclared or unpaid dividend bear or accrue interest.

3.           Liquidation, Dissolution or Winding-Up.

(a)           Treatment at Liquidation, Dissolution or Winding-Up.

(i)           In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, before any payment is made to the holders of any other class or series of the Corporation’s capital stock designated to be junior to the Series D Preferred, including the Series A Preferred, Series B Preferred, Series C Preferred,  and Common Stock, the holders of the Series D Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to Zero Dollars and Forty-Two and One Half Cents ($0.425) (which amount shall be subject to equitable adjustment in the event of any consolidation, combination, stock distribution, stock dividend, stock split or similar event (a “Recapitalization Event”) or other similar event affecting such shares) (the “Original Series D Price”) per share plus all declared (if any) but unpaid dividends thereon up to and including the date full payment with respect to such liquidation, dissolution or winding up;

(ii)           After payment in full to the Series D Preferred of all amounts distributable to them under Section 3(a)(i), the holders of shares of the Series A Preferred, Series B Preferred, Series C Preferred then outstanding shall be entitled to be paid, pari passu and on a par with each other, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of the Common Stock or any other class or series of stock ranking junior in liquidation preference to the Series A Preferred, Series B Preferred, and Series C Preferred, by reason of their ownership thereof, an amount equal to:

(A)           in the case of the Series C Preferred, One Dollar and Twenty-One and One-Half Cents ($1.215) (the “Original Series C Price”) per share;

(B)           in the case of the Series B Preferred, One Dollar and Thirty-Two and Two Tenths of One Cent ($1.322) (the “Original Series B Price”) per share; and

(C)           unless a Series A Participation Election, as defined in Section 3(c) below, has been timely made, an amount equal to, in the case of the Series A Preferred, One Dollar and Sixty Cents ($1.60) (the “Original Series A Price”) per share

(each subject to equitable adjustment in the event of a Recapitalization Event or other similar event affecting such shares) plus all declared (if any) but unpaid dividends thereon up to and including the date full payment with respect to such liquidation, dissolution or winding up.  If a Series A Participation Election has been timely made with respect to the Series A Preferred Stock, the Original Series A Price shall not be payable to the holders thereof pursuant to this Section 3(a)(ii), and the holders thereof shall instead be entitled to be paid an amount equal to Sixty-Eight and One Tenth Cents ($0.681) per share (subject to equitable adjustment in the event of any Recapitalization Event or other similar event affecting such shares) plus all declared (if any) but unpaid dividends thereon up to and including the date full payment with respect to such liquidation, dissolution or winding up (the “Alternate Series A Price”).

(iii)           If upon such liquidation, distribution or winding-up of the Corporation, the assets of the Corporation to be distributed are insufficient to permit the payment in full to the holders of the Series D Preferred of all amounts distributable to them under Section 3(a)(i), then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of the Series D Preferred in proportion to the full preferential amount each such holder is otherwise entitled to receive under Section 3(a)(i).  If, after payment in full to the holders of the Series D Preferred of all amounts distributable to them under Section 3(a)(i), the assets of the Corporation are insufficient to permit the payment in full to the holders of the Series A Preferred, Series B Preferred, and Series C Preferred  of all amounts distributable to them under Section 3(a)(ii), then the entire assets of the Corporation available for such distribution shall be distributed ratably among the holders of Series A Preferred, Series B Preferred, and Series C Preferred  in proportion to the full preferential amount each such holder is otherwise entitled to receive under Section 3(a)(ii).

(b)           Series A Participation Election.  Unless a Series A Participation Election has been timely made, after payment has been made in full pursuant to Section 3(a) above, all remaining assets available for distribution (after payment or provision for payment of all debts and liabilities of the Corporation) shall be distributed ratably among the holders of the Common Stock and holders of the Series B Preferred, Series C Preferred,  and Series D Preferred, on an as-converted to Common Stock basis. If a Series A Participation Election has been timely made, after payment has been made in full pursuant to Section 3(a) above, all remaining assets available for distribution (after payment or provision for payment of all debts and liabilities of the Corporation) shall be distributed ratably among the holders of the Common Stock and holders of the Series A Preferred, Series B Preferred, Series C Preferred,  and Series D Preferred, on an as-converted to Common Stock basis.

(c)           Notice of Series A Participation Election.  Prior to the consummation of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the Corporation shall solicit, with the notice required by Section 6 below, the written election of holders of a majority of the then-outstanding shares of the Series A Preferred (the “Series A Participation Election”) as to whether such holders elect to receive the Original Series A Price or the Alternate Series A Price.  All holders of the Series A Preferred Stock shall be bound by the election of holders of a majority of such shares.  The Corporation shall provide to such holders all information that the holders may reasonably request within five (5) days following receipt of the notice under Section 6 in order to assist such holders deciding whether to make a Series A Participation Election.  To be timely, a Series A Participation Election shall be required to be delivered to the Corporation (and any revocation of a Series A Participation Election shall likewise be deemed effective) no later than the later of (i) ten (10) days after receipt of the Corporation’s notice under Section 6, (ii) five (5) days from the receipt of such information as may reasonably be requested of the Corporation pursuant to the preceding sentence, or (iii) two (2) business days from the delivery of any subsequent notice required by Section 6 (such date, the “Series A Participation Election Deadline”).  A Series A Participation Election may be revoked at any time prior to the Series A Participation Election Deadline.

(d)           Treatment at Change of Control.  Any merger or consolidation or other form of corporate reorganization in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation (except any such merger or consolidation involving the Corporation or a subsidiary in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least a majority by voting power of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of the Corporation or of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation) (a “Change of Control”), or sale or license of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation of the Corporation for purposes of this Section 3, and the agreement or plan of merger of consolidation with respect to such Change of Control, sale or license shall provide that the consideration payable to the stockholders of the Corporation (in the case of a Change of Control), or consideration payable to the Corporation, together with all other available assets of the Corporation (in the case of an asset sale or license), shall be distributed to the holders of capital stock of the Corporation in accordance with subsections 3(a), 3(b) and 3(c) above.  The amount deemed distributed to the holders of Preferred Stock upon any such Change of Control or sale shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation or the acquiring person, firm or other entity.  Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value as determined in good faith by the Board of Directors of the Corporation.

4.           Voting Rights.

(a)            Except as otherwise required by law, or as provided in the Corporation’s Certificate of Incorporation or in subsections 4(b), 4(c), 4(d), 4(e) or 4(f) below, (i) each holder of shares of Preferred Stock shall be entitled to notice of any stockholders’ meeting, to vote on all matters on which the Common Stock may be voted and shall be entitled to a number of votes equal to the number of whole shares of Common Stock into which such holder’s shares of the Series A Preferred, Series B Preferred, Series C Preferred,  or Series D Preferred, as applicable, are then convertible (as adjusted from time to time in the manner set forth herein) and (ii) the holders of shares of the Common Stock, the holders of shares of the Series A Preferred, the holders of shares of the Series B Preferred, the holders of shares of the Series C Preferred,  and the holders of shares of the Series D Preferred shall vote together as a single class on all matters submitted to stockholders for a vote.

(b)            The Corporation shall not (i) amend, alter or repeal the preferences, special rights or other powers of any series of the Preferred Stock so as to affect adversely such series of Preferred Stock, or (ii) authorize any increase or decrease in the authorized shares of such series of the Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of such series that is adversely affected, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

(c)            In addition to any other rights provided by law, so long as at least fifty percent (50%) of the original issued number of shares of Series B Preferred shall be outstanding (subject to appropriate adjustment in the event of Recapitalization Event affecting such shares), the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Series B Preferred:

(i)           authorize any increase or decrease in the authorized shares of Series A Preferred, Series B Preferred, Series C Preferred,  Series D Preferred, Common Stock or Preferred Stock, or authorize, designate or increase the authorized shares of any additional class or Series of capital stock having rights with respect to dividends, liquidation, and redemption rights that are equal or superior to the rights of the Series A Preferred, Series B Preferred, Series C Preferred,  or Series D Preferred;

(ii)           apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock, including warrants, options or other rights to acquire its capital stock but excluding (A) the repurchase of shares of capital stock from a departing employee, consultant or director which is approved by the Board of Directors, including the representative elected solely by the holders of the Series B Preferred Stock pursuant to Section 4(f) below (the “Series B Director”) (B) pursuant to agreements existing at the time of the filing of this Certificate of Amendment, or (C) repurchases of Company Stock pursuant to the Company’s Bylaws as unanimously approved by the Corporation’s Board of Directors, including the Series B Director;

(iii)           effect any reclassification, recapitalization or reorganization of the capital stock of the Corporation;

(iv)           permit a voluntary liquidation, dissolution or winding up described by Section 3 above, including a Change of Control;

(v)           declare or pay any cash dividend or make any distributions with respect to any equity securities;

(vi)           increase or decrease the size of the Board of Directors to a number other than seven (7) directors;

(vii)           amend or repeal any provision of, add any provision to, or waive any provision of the Corporation’s Certificate of Incorporation, as amended, or Bylaws;

(viii)           unless such is approved by the Board of Directors, including the Series B Director, authorize (x) payment in excess of more than $300,000 in cash to any third party or in value of securities of the Corporation in one or a series of related transactions (other than pursuant to bona fide purchase orders for goods to be placed in inventory for resale) or (y) borrowings in excess of $300,000 (other than purchase money obligations or trade debt in the ordinary course of business);

(ix)           unless approved by a majority of the members of the Board of Directors that are not also employees of the Corporation, increase the number of shares available for issuance pursuant to the Corporation’s existing 2003 Employee, Director and Consultant Stock Option Plan (the “2003 Plan”) in excess of that in effect on the date of the filing of this Certificate of Amendment or establish any new plan or arrangement for such issuance;

(x)           materially change the nature of the Corporation’s business;

(xi)           voluntarily commence or give permission to commence any proceeding under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, or proceedings seeking reorganization, arrangement, or other relief; or

(xii)           agree or commit to take or enter into any of the foregoing actions.

(d)            In addition to any other rights provided by law, so long as at least fifty percent (50%) of the original issued number of shares of Series C Preferred shall be outstanding (subject to appropriate adjustment in the event of Recapitalization Event affecting such shares), the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Series C Preferred:

(i)           authorize any increase or decrease in the authorized shares of Series A Preferred, Series B Preferred, Series C Preferred,  Series D Preferred, Common Stock or Preferred

Stock, or authorize, designate or increase the authorized shares of any additional class or Series of capital stock having rights with respect to dividends, liquidation, and redemption rights that are equal or superior to the rights of the Series A Preferred, Series B Preferred, Series C Preferred,  or Series D Preferred;

(ii)           apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock, including warrants, options or other rights to acquire its capital stock but excluding (A) the repurchase of shares of capital stock from a departing employee, consultant or director which is approved by the Board of Directors, including the representative elected solely by the holders of the Series C Preferred Stock pursuant to Section 4(f) below (the “Series C Director”) (B) pursuant to agreements existing at the time of the filing of this Certificate of Amendment, or (C) repurchases of Company Stock pursuant to the Company’s Bylaws as unanimously approved by the Corporation’s Board of Directors, including the Series C Director;

(iii)           effect any reclassification, recapitalization or reorganization of the capital stock of the Corporation;

(iv)           permit a voluntary liquidation, dissolution or winding up described by Section 3 above, including a Change of Control;

(v)           declare or pay any cash dividend or make any distributions with respect to any equity securities;

(vi)           increase or decrease the size of the Board of Directors to a number other than six (6) directors;

(vii)           amend or repeal any provision of, add any provision to, or waive any provision of the Corporation’s Certificate of Incorporation, as amended, or Bylaws;

(viii)           unless such is approved by the Board of Directors, including the Series C Director, authorize (x) payment in excess of more than $300,000 in cash to any third party or in value of securities of the Corporation in one or a series of related transactions (other than pursuant to bona fide purchase orders for goods to be placed in inventory for resale) or (y) borrowings in excess of $300,000 (other than purchase money obligations or trade debt in the ordinary course of business);

(ix)           unless approved by a majority of the members of the Board of Directors that are not also employees of the Corporation, increase the number of shares available for issuance pursuant to the 2003 Plan in excess of that in effect on the date of the filing of this Certificate of Amendment or establish any new plan or arrangement for such issuance;

(x)           materially change the nature of the Corporation’s business;

(xi)           voluntarily commence or give permission to commence any proceeding under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, or proceedings seeking reorganization, arrangement, or other relief; or

(xii)           agree or commit to take or enter into any of the foregoing actions.

(e)            In addition to any other rights provided by law, so long as at least fifty percent (50%) of the original issued number of shares of Series D Preferred shall be outstanding (subject to appropriate adjustment in the event of Recapitalization Event affecting such shares), the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least sixty percent (60%) of the then outstanding shares of Series D Preferred:

(i)           authorize any increase or decrease in the authorized shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Common Stock or Preferred Stock, or authorize, designate or increase the authorized shares of any additional class or Series of capital stock having rights with respect to dividends, liquidation, and redemption rights that are equal or superior to the rights of the Series A Preferred, Series B Preferred, Series C Preferred,  or Series D Preferred;

(ii)           apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock, including warrants, options or other rights to acquire its capital stock but excluding (A) the repurchase of shares of capital stock from a departing employee, consultant or director which is approved by the Board of Directors, (B) pursuant to agreements existing at the time of the filing of this Certificate of Amendment, or (C) repurchases of Company Stock pursuant to the Company’s Bylaws as unanimously approved by the Corporation’s Board of Directors;

(iii)           effect any reclassification, recapitalization or reorganization of the capital stock of the Corporation;

(iv)           permit a voluntary liquidation, dissolution or winding up described by Section 3 above, including a Change of Control;

(v)           declare or pay any cash dividend or make any distributions with respect to any equity securities;

(vi)           increase or decrease the size of the Board of Directors to a number other than six (6) directors;

(vii)           amend or repeal any provision of, add any provision to, or waive any provision of the Corporation’s Certificate of Incorporation, as amended, or Bylaws;

(viii)           unless such is approved by the Board of Directors, authorize (x) payment in excess of more than $300,000 in cash to any third party or in value of securities of the Corporation in one or a series of related transactions (other than pursuant to bona fide purchase orders for goods to be placed in inventory for resale) or (y) borrowings in excess of $300,000 (other than purchase money obligations or trade debt in the ordinary course of business);

(ix)           unless approved by a majority of the members of the Board of Directors that are not also employees of the Corporation, increase the number of shares available for issuance pursuant to the 2003 Plan in excess of that in effect on the date of the filing of this Certificate of Amendment or establish any new plan or arrangement for such issuance;

(x)           materially change the nature of the Corporation’s business;

(xi)           voluntarily commence or give permission to commence any proceeding under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, or proceedings seeking reorganization, arrangement, or other relief; or

(xii)           agree or commit to take or enter into any of the foregoing actions.

(f)           Election of the Board of Directors.

(i)           The number of members of the Board of Directors shall be seven (7).

(ii)           Each of the seven (7) members of the Board of Directors shall be elected as follows:

(A) the holders of Common Stock, voting as a separate class, shall be entitled to elect three (3) members of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such director;

(B) the holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director;

(C) the holders of Series C Preferred Stock, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director;

(D) the holders of sixty-six and two thirds percent (66 2/3%) of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a class on an as-converted to Common Stock basis, shall be entitled to elect a member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; and

(E) the holders of a majority of the Common Stock and sixty-six and two thirds percent (66 2/3%) of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock voting together as a single class on an as-converted to Common Stock basis), shall be entitled to elect a member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.

(iii)           Vacancies and Removal.  In the case of any vacancy in the office of a director, the holders entitled to elect such director as provided in 4(f)(ii) above may, only by affirmative vote of a majority thereof (or the remaining director so elected if there is but one) elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant.  Any director may be removed during his or her term of office, with or without cause, only by the affirmative vote of the holders entitled to elect such director as provided by Section 4(f)(ii) above.

5.           Conversion of Preferred Stock.  The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)           Right of Series A Preferred to Convert.  Each issued and outstanding share of the Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of the Common Stock as is determined by dividing (1) One Dollar and Sixty Cents ($1.60) (the “Original Series A Price”) by (2) the Series A Conversion Price (as defined below) in effect at the time of conversion.  The Series A Conversion Price at which shares of the Common Stock shall be deliverable upon conversion of the Series A Preferred shall, as of the filing of this Certificate of Amendment of Certificate of

Incorporation, be One Dollar and Fifty-One and Seventy-Two One Hundredths Cents ($1.5172) per share.  Such Series A Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Series A Preferred is convertible) as herein provided, including, without limitation, any adjustments upon the issuance of the Series D Preferred.  Upon the conversion of the Series A Preferred as herein provided, the Corporation shall pay all declared but unpaid dividends on such shares.

(b)           Right of Series B Preferred to Convert.   Each issued and outstanding share of the Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of the Common Stock as is determined by dividing (1) One Dollar and Thirty-Two and Two-Tenths of a Cent ($1.322) by (2) the Series B Conversion Price (as defined below) in effect at the time of conversion.  The Series B Conversion Price at which shares of the Common Stock shall be deliverable upon conversion of the Series B Preferred shall initially be One Dollar and Thirty-Two and Two-Tenths of a Cent ($1.322) per share.  Such initial Series B Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Series B Preferred is convertible) as herein provided, including, without limitation, any adjustments upon the issuance of the Series D Preferred.  Upon the conversion of the Series B Preferred as herein provided, the Corporation shall pay all declared but unpaid dividends on such shares.

(c)           Right of Series C Preferred to Convert.   Each issued and outstanding share of the Series C Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of the Common Stock as is determined by dividing (1) One Dollar and Twenty-One and One-Half Cents ($1.215) by (2) the Series C Conversion Price (as defined below) in effect at the time of conversion.  The Series C Conversion Price at which shares of the Common Stock shall be deliverable upon conversion of the Series C Preferred shall initially be One Dollar and Twenty-One and One-Half Cents ($1.215) per share.  Such initial Series C Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Series C Preferred is convertible) as herein provided, including, without limitation, any adjustments upon the issuance of the Series D Preferred.  Upon the conversion of the Series C Preferred as herein provided, the Corporation shall pay all declared but unpaid dividends on such shares.

(d)            Right of Series D Preferred to Convert.   Each issued and outstanding share of the Series D Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of the Common Stock as is determined by dividing (1) Zero Dollars and Forty-Two and One-Half Cents ($0.425) by (2) the Series D Conversion Price (as defined below) in effect at the time of conversion.  The Series D Conversion Price at which shares of the Common Stock shall be deliverable upon conversion of the Series D Preferred shall initially be Zero Dollars and Forty-Two and One-Half Cents ($0.425) per share.  Such initial Series D Conversion Price shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the Series D Preferred is convertible) as herein provided.  Upon the conversion of the Series D Preferred as herein provided, the Corporation shall pay all declared but unpaid dividends on such shares.

(e)           Fractional Shares.  No fractional shares of the Common Stock shall be issued upon conversion of the Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the then-effective Series A Conversion Price, Series B Conversion Price, Series C Conversion Price,  or Series D Conversion Price, as applicable.

(g)           Mechanics of Conversion.

(i)           In order for a holder of Preferred Stock to convert shares of such Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock, at the office of the transfer agent for such Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of such Preferred Stock represented by such certificate or certificates.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of the Common Stock to be issued and the number of shares of such Preferred Stock to be converted.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing.  The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (the “Conversion Date”) and the conversion shall be deemed effective as of the close of business on the Conversion Date, and the shares of Common Stock issuable upon such conversion shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of the Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.  Notwithstanding the foregoing, at the option of the holder, such conversion may be made effective immediately prior to, and conditioned upon, the consummation of an event constituting the liquidation of the Corporation under Section 3.

(ii)           The Corporation shall at all times when shares of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of such Preferred Stock, such number of its duly authorized shares of the Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such Preferred Stock.  Before taking any action that would cause an adjustment reducing the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price,  or Series D Conversion Price below the then existing par value of the shares of the Common Stock issuable upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred,  or Series D Preferred, the Corporation shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of the Common Stock at such adjusted Series A Conversion Price, Series B Conversion Price, Series C Conversion Price,  or Series D Conversion Price, as applicable.

(iii)           All shares of Series A Preferred, Series B Preferred, Series C Preferred,  and Series D Preferred surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices, to vote and to payment of dividends shall immediately cease and terminate at the close of business on the Conversion Date (except only the right of the holders thereof to receive dividends declared on or before the Conversion Date) and any shares of Series A Preferred, Series B Preferred, Series C Preferred,  or Series D Preferred  so converted shall be retired and canceled and shall not be reissued and the Corporation from time to time shall take appropriate action to reduce the designated Series A Preferred, Series B Preferred, Series C Preferred,  and Series D Preferred, accordingly.

(h)           Adjustments to Conversion Price.  The Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, and Series D Conversion Price shall be subject to adjustment from time to time as follows:

(i) Adjustment for Certain Dilutive Issuances.

(A) Upon each issuance by the Corporation following June 26, 2008 (the “Original Issue Date”) of any Additional Stock (as defined below) without consideration or for a consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price,  or Series D Conversion Price in effect immediately prior to the issuance of such Additional Stock, then the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price,  or Series D Conversion Price in effect immediately prior to each issuance, as applicable, shall forthwith (except as otherwise provided in this subsection (i)) be adjusted to a price determined by multiplying such applicable Conversion Price by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Stock plus the number of shares of Common Stock which the aggregate consideration received by the

Corporation for the total number of shares of Additional Stock so issued would purchase at the Conversion Price in effect for such series immediately prior to such issuance, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Stock plus the number of shares of such Additional Stock so issued.  For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Stock shall be calculated as if all shares of all series of Preferred Stock had been fully converted into shares of Common Stock immediately prior to such issuance, and any outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities shall be treated in the manner set forth in subsection (i)(E) below.  For purposes of this Section 5, any warrants to purchase Series D Preferred Stock issued on or after October 26, 2009, and the shares of Series D Preferred Stock issued or issuable on the exercise of such warrants, shall not constitute “Additional Stock” for purposes of calculating any adjustments required to the Series D Conversion Price for shares of Series D Preferred Stock sold on or after October 26, 2009 (other than shares of Series D Preferred Stock issued or issuable on the exercise of warrants issued and outstanding as of October 25, 2009), but, for the avoidance of doubt, shall constitute “Additional Stock” for purposes of calculating any adjustments to all other shares of Series D Preferred Stock.  For purposes of this Section 5, warrants to acquire shares of the Corporation’s Series D Preferred Stock issued between the Original Issue Date and December 31, 2008, and the shares of Series D Preferred Stock issued or issuable on the exercise of such warrants, shall be excluded from the definition of Additional Stock.

 (B) No adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price,  or Series D Conversion Price shall be made in an amount less than One Cent ($0.01) per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward, and upon such adjustment the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price,  or Series D Conversion Price, as applicable, shall be rounded up or down to the nearest cent.  Except to the limited extent provided for in subsections (i)(E)(3) and (E)(4), no adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price,  or Series D Conversion Price pursuant to this subsection (i) shall have the effect of increasing such Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C)           In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D)           In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

(E)           In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection (i) and subsection (ii):

(1)            The aggregate maximum number of shares of Common Stock deliverable upon exercise (whether or not then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections (i)(C) and (D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

(2)            The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (whether or not then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the

Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections (i)(C) and (D)).

(3)           In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities (excluding any change resulting from the antidilution provisions thereof but including any adjustment to the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price,  or Series D Conversion Price, as applicable, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)            Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price,  or Series D Conversion Price, as applicable, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5)           The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections (i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection (i)(E)(3) or (4).

(ii)            “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection (i)(E)) by the Corporation other than the following:

(A)           Common Stock issued pursuant to a transaction described in subsection (iii) hereof;

(B)            up to Fifteen Million Eight Hundred Eighty One Thousand Four Hundred and Sixty-Nine (15,881,469) shares of Common Stock issuable or issued to employees, independent contractors, consultants, officers or directors of the Corporation pursuant to the 2003 Plan or additional shares of Common Stock issuable or issued to such persons under the 2003 Plan or any other stock option plan or restricted stock plan pursuant to an increase in the reserve for the 2003 Plan above Fifteen Million Eight Hundred Eighty One Thousand Four Hundred and Sixty-Nine (15,881,469)  shares or the adoption of any such new plan approved by the Board of Directors of the Corporation, including both the Series B Director and the Series C Director;

(C)            Common Stock issued upon conversion or as a dividend or distribution with respect to shares of Series A Preferred, Series B Preferred, Series C Preferred,  or Series D Preferred;

(D)            shares of Common Stock issued or issuable in a public offering in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock;

(E)            shares of Common Stock issued in connection with the acquisition of all or part of another company by the Corporation by merger or other reorganization, or by purchase of all or part of the assets of another company, pursuant to a plan or arrangement approved by the Board of Directors, including  the Series B Director and the Series C Director, and by holders of at least a majority of the voting power of all then outstanding shares of each class of Series B Preferred, Series C Preferred and Series D Preferred, each voting as a separate class;

(F)            shares of Common Stock issued in connection with equipment lease or bank financings, or other commercial transactions, as approved by the Board of Directors, including the Series B Director and the Series C Director;

(G)            shares of Common Stock issued upon the exercise of warrants, options or other convertible securities issued prior to the  Original  Date; or

(I)             shares of Common Stock deemed to be issued pursuant to subsection (i)(E) in connection with the issuance by the Corporation of the Series D Preferred.

(iii)           Adjustment for Splits and Dividends.  In the event the Corporation should at any time or from time to time following the  Original Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, and Series D Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred, Series B Preferred, Series C Preferred,  and Series D Preferred, respectively, shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(iv)            Adjustment for Combinations.  If the number of shares of Common Stock outstanding at any time following the Series C Original Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price,  and Series D Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of the Series A Preferred, Series B Preferred, Series C Preferred,  and Series D Preferred, respectively, shall be decreased in proportion to such decrease in outstanding shares.

(i)           Automatic Conversion of the Preferred Stock.  Immediately upon the first to occur of (i) the closing of an underwritten, firm commitment public offering of shares of the capital stock of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, having proceeds to the Corporation (after deduction of applicable underwriting discounts and commissions) of at least $25,000,000 or (ii) the written consent of (A) holders of sixty percent (60%) of the outstanding shares of the Series B Preferred voting as a single class, (B) holders of sixty percent (60%) of the outstanding shares of the Series C Preferred voting as a single class, and (C) holders of sixty percent (60%) of the outstanding shares of the Series D Preferred voting as a single class, that all shares of Preferred Stock shall be automatically converted, then all outstanding shares of the Preferred Stock shall be automatically converted into the number of shares of the Common Stock into which such shares of the Preferred Stock are then convertible pursuant to this Section 5 without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

(j)           Surrender of Certificates.  Upon the occurrence of any of the conversion events specified in subsection 5(i) above, and in any event within ten (10) days after receipt of notice, by mail, postage prepaid from the Corporation of the occurrence of such event, each holder of record of shares of Preferred Stock being converted shall surrender such holder’s certificates evidencing such shares at the principal office of the

Corporation or at such other place as the Corporation shall designate, and shall thereupon be entitled to receive certificates evidencing the number of shares of the Common Stock into which such shares of Preferred Stock are converted and cash as provided in Section 5(f) in respect of any fraction of a share of the Common Stock otherwise issuable upon such conversion.  On the date of the occurrence of such conversion event, each holder of record of shares of Preferred Stock being converted shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Preferred Stock, or that the certificates evidencing such shares of the Common Stock shall not then be actually delivered to such holder.  All certificates evidencing shares of Preferred Stock that are required to be surrendered for conversion in accordance with the provisions hereof, from and after the date such certificates are so required to be surrendered shall be deemed to have been retired and canceled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(k)           No Impairment.  Without the consent of the holders of a majority of the outstanding shares of Preferred Stock, the Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

(l)           Other Distributions.  In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection (iii), then, in each such case, the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(m)           Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5 or Section 3), provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of such shares the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Preferred Stock after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price,  or Series D Conversion Price then in effect and the number of shares purchasable upon conversion of Series A Preferred, Series B Preferred, Series C Preferred,  or Series D Conversion Price) shall be applicable after that event as nearly equivalent as is practicable.

(n)           Calculation of Adjustment.  Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price,  or Series D Conversion Price pursuant to this Section 5, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred, Series B Preferred, Series C Preferred,  and Series D Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  This Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price,  or Series D Conversion Price, as applicable, at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred, Series B Preferred, Series C Preferred,  or Series D Preferred, as applicable.

(o)           Payment of Taxes.  The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered.

6.           Notice of Record Date.  In the event (a) the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation, (b) the Corporation subdivides or combines its outstanding shares of Common Stock, (c) there occurs or is proposed to occur any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation, or (d) of the involuntary or voluntary liquidation, dissolution, or winding up of the Corporation (including without limitation any deemed liquidation under Section 3(d)), the Corporation shall cause to be filed at its principal office or at the office of the transfer agent for the Preferred Stock, and shall cause to be mailed to the holders of shares of the Preferred Stock at their addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (i) below or twenty (20) days before the date specified in (ii) below, whichever is earlier, a notice stating the following information:

(i)           The record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distribution, subdivision, or combination are to be determined, or

(ii)           The date on which such reclassification, consolidation, merger, sale, liquidation, dissolution, or winding-up is expected to become effective, or the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, liquidation, dissolution, or winding up, whichever is earlier.

The Corporation shall also notify such holders in writing of the final approval of such transaction referenced in clause (c) above.  The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 6, and the Corporation shall thereafter give such holders prompt notice of any material changes.  In addition, the Corporation shall thereafter give the holders of Series A Preferred Stock prompt notice of any material changes in the information provided to such holders under Section 3(c).  The transaction shall in no event take place sooner than the earlier of (x) twenty (20) days after the Corporation has given the first notice provided for herein or (y) the Series A Participation Election Deadline; provided, however, that such periods may be shortened upon the written consent of the holders of at least a majority of the voting power of each series of Preferred Stock that are entitled to such notice rights or similar notice rights and at least a majority of the voting power of all then outstanding shares of Preferred Stock.

7.           Redemption.

(a)           The Corporation will, subject to the conditions set forth below, on December 31, 2011, and on the first and second anniversaries thereof (each such date being referred to hereinafter as a “Mandatory Redemption Date”), upon receipt not less than sixty (60) nor more than one hundred and eighty (180) days prior to the Mandatory Redemption Date of written request(s) for redemption from holders of at least sixty six and two thirds percent (66 2/3%) of the shares of Preferred Stock then outstanding, on a common equivalent basis (an “Initial Redemption Request”), redeem from each holder of shares of Preferred Stock that requests redemption pursuant to the Initial Redemption Request or pursuant to a subsequent election made in accordance with Section 7(b) below (a “Requesting Holder”), at (i) a price per share for Series A Preferred an amount equal to One Dollar and Sixty Cents ($1.60) per share, (ii) a price per share for the Series B Preferred an amount equal to One Dollar and Thirty-Two and Two-Tenths of One Cent ($1.322) per share, (iii) a price per share for the Series C Preferred an amount equal to One Dollar and Twenty-One and One-Half Cents ($1.215) per share, and (iv)  a price per share for the Series D Preferred an amount equal to Zero Dollars and Forty-Two and One-Half Cents ($0.425) per share (each subject to equitable adjustment in the event of any Recapitalization Event affecting such shares) plus all declared (if any) but unpaid dividends thereon, up to and including the applicable Mandatory Redemption Date (each such series’ “Mandatory Redemption Price”), the number of shares of Preferred Stock requested to be redeemed by each Requesting Holder, but not more than the following respective portions of the number of shares of Preferred Stock held by such Requesting Holder on the applicable Mandatory Redemption Date:

Mandatory Redemption Date	Maximum Portion of Shares of Preferred Stock to be Redeemed
December 31, 2011	33%
December 31, 2012	50% of all then outstanding shares of Preferred Stock
December 31, 2013	All remaining outstanding shares of Preferred Stock

(b)           The Corporation shall provide notice of its receipt of an Initial Redemption Request specifying the time, manner and place of redemption and the applicable Mandatory Redemption Price (a “Redemption Notice”) to each holder of record of Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent) not less than forty-five (45) days prior to the Mandatory Redemption Date.  Each holder of Preferred Stock (other than a holder who has made the Initial Redemption Request) may elect to become a Requesting Holder on such Mandatory Redemption Date by so indicating in a written notice mailed to the Company, at least thirty (30) days prior to the applicable Mandatory Redemption Date.  Each Requesting Holder shall surrender to the Corporation on the applicable Mandatory Redemption Date the certificate(s) representing the shares to be redeemed on such date, in the manner and at the place designated in the Redemption Notice.  Thereupon, subject to the provisions of this Section 7, the applicable Mandatory Redemption Price shall be paid to the order of each such Requesting Holder and each certificate surrendered for redemption shall be canceled.

(c)           If the funds of the Corporation legally available for redemption of Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the number of shares of Preferred Stock required under this Section 7 to be redeemed on such date from Requesting Holders, those funds which are legally available will be used to redeem the maximum possible number of such shares of Preferred Stock on a pro rata basis among all Requesting Holders.  At any time thereafter when additional funds of the Corporation become legally available for the redemption of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

(d)           Unless there shall have been a failure to pay the applicable Mandatory Redemption Price on the Mandatory Redemption Date, all rights of the holder of each share redeemed on such date as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive any declared but unpaid dividends on such share up to and including such date and the right to receive the applicable Mandatory Redemption Price of such share, without interest, upon presentation and surrender of the certificate representing such share, and such share will not from and after such Mandatory Redemption Date be deemed to be outstanding.

8.           Reacquired Shares.  Any shares of Preferred Stock converted, redeemed, purchased, or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and shall not be reissued.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 26th day of October, 2009.

NEXX SYSTEMS, INC.

/s/ Thomas Walsh
By: Thomas Walsh
Title: President and Chief Executive Officer